Exhibit 99.1

Ever-Glory Announces $5 Million Stock Repurchase Program

NANJING, China, Aug.1, 2021 /PRNewswire/ -- Ever-Glory International Group, Inc. (the "Company" or "Ever-Glory") (NASDAQ: EVK), a retailer of branded fashion apparel and a leading global apparel supply chain solution provider, today announced that its Board of Directors has authorized a stock repurchase program pursuant to which the Company may repurchase up to $5 million of the Company's outstanding common stock on or before December 31, 2021. Under the stock repurchase program, the Company may purchase shares of its common stock from time to time through various means, including open market transactions and privately negotiated transactions. Open market repurchases will be made in accordance with applicable securities laws and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be effected pursuant to Rule 10b5-1 under the Exchange Act. The manner, timing and amount of any stock repurchases will be determined by the Company's management in its discretion based on its evaluation of various factors, including the trading price of the Company's common stock, market and economic conditions, regulatory requirements and other corporate considerations. The repurchase program may be suspended or discontinued at any time.

"We believe our stock is a good value, and the Board's approval of this stock repurchase program is recognition of the long-term prospects in our Company's intrinsic value and the undervalued price of our stock," said Mr. Yihua Kang, Chairman, President, and Chief Executive Officer of Ever-Glory. "Repurchasing stock underscores our commitment to enhancing shareholder value and demonstrates confidence in our business."

About Ever-Glory International Group, Inc.

Based in Nanjing, China, Ever-Glory International Group, Inc. is a retailer of branded fashion apparel and a leading global apparel supply chain solution provider. Ever-Glory is the first Chinese apparel Company listed on the American Stock Exchange (now named as NYSE MKT) in July 2008 and then transferred to The NASDAQ Global Market on December 31, 2015. Ever-Glory offers apparel to woman in China under its own brands "La go go", "Velwin" and "idole". Ever-Glory is also a leading global apparel supply chain solution provider with a focus on middle-to-high end casual wear, outerwear, and sportswear brands. Ever-Glory services a number of well-known brands and retail stores by providing a complete set of supply chain management services, including: fabric development and design, sampling, sourcing, quality control, manufacturing, logistics, customs clearance and distribution.

Forward-Looking Statements

Certain statements in this release and other written or oral statements made by or on behalf of Ever-Glory International Group, Inc. (the "Company") are "forward looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The forward looking statements are subject to a number of risks and uncertainties including, without limitation, market acceptance of the Company's products and offerings, development and expansion of the Company's wholesale and retail operations, the Company's continued access to capital, currency exchange rate fluctuation, impacts from the ongoing COVID-19 pandemic on local, national and global economic conditions in general and on our industry and business in particular, and other risks and uncertainties. The actual results the Company achieves (including, without limitation, the results stemming from the future implementation of the Company's strategies and the revenue, net income and new retail store projections set forth herein) may differ materially from those contemplated by any forward-looking statements due to such risks and uncertainties (many of which are beyond the Company's control). These statements are based on management's current expectations and speak only as of the date of such statements. Readers should carefully review the risks and uncertainties described in the Company's latest Annual Report on Form 10-K and other documents that the Company files from time to time with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.